SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005
S&T BANCORP, INC.
(Exact name of registrant as specified in its charter)
Pennsylvania	0-12508	25-1434426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
43 South 9th Street, Indiana, PA		15701
(Address of principal executive offices)		(Zip code)
800-325-2265
Registrant's telephone number, including area code:

Item  8.01 - Other Events

S&T Bancorp, Inc., the holding company for S&T Bank, announced today that is has entered into a definitive agreement, effective January 1, 2006, to acquire Holsinger Agency, Inc. The agency will be known as Evergreen Insurance Associates, LLC and continue to operate from its existing office located at 33 South Sixth Street in Indiana, PA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S&T Bancorp, Inc. /s/ Robert E. Rout
By:	Senior Executive Vice President, Chief Financial Officer and Secretary

Dated: December 12, 2005